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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Stewart Enterprises, Inc. of our reports dated January 5, 2005, except for notes 2(r) and 15 for which the date is April 12, 2005, relating to the financial statements and financial statement schedule, which appear in Stewart Enterprises, Inc.'s Current Report on Form 8-K dated April 12, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New Orleans, Louisiana
April 12, 2005